Exhibit 99.1

  First Oak Brook Bancshares, Inc. Announces Third Quarter Earnings,
                    Record Assets, and Record Loans

    OAK BROOK, Ill.--(BUSINESS WIRE)--Oct. 19, 2004--

                      2004 Third Quarter Earnings
                              (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced third quarter earnings of $4.566 million, down from $4.636 million for the third quarter of 2003. Diluted earnings per share fell 2% to $.46 for the third quarter of 2004 compared to diluted earnings per share of $.47 for the third quarter of 2003. Earnings for the third quarter of 2004 reflect the previously announced after-tax provision for loss on Other Real Estate Owned ("OREO") of $791,000. But for this provision for OREO, quarterly earnings would have been up 16% from the third quarter of 2003.
    Earnings for the third quarter of 2004 resulted in an annualized return on average shareholders' equity ("ROE") of 14.71% and an annualized return on average assets ("ROA") of .87%.
    Net interest income was $13.768 million for the third quarter of 2004 as compared to $13.053 million in 2003. The increased net interest income resulted from a 28% increase in average earning assets offset by a 58 basis point decrease in the net interest margin to 2.81%. The growth in average earning assets included an increase in average investment securities of $257.9 million and an increase in average loans of $158.2 million. Margin compression in the third quarter of 2004 was primarily the result of the mix of earning assets and lower loan prepayment fees than those received in the third quarter of 2003.
    The provision for loan losses was zero for the third quarter of 2004 due to improved asset quality and net recoveries for the quarter.
    Other income, excluding investment securities gains and losses, rose 3%, primarily as a result of the following:

    -- Merchant credit card processing fees - up $405,000 due to increased volume.

    -- Investment management and trust fees - up $113,000 primarily from increases in discretionary assets under management which rose to $665.3 million, up from $584.6 million at September 30, 2003.

    --  Gains on mortgages sold, net of fees and costs - down
        $259,000, due to an overall market slow down.

    -- Treasury management - down $146,000, primarily due to the loss of one significant customer in mid 2003.

    Other expenses rose 14% in the third quarter of 2004 primarily as a result of the following:

    -- Provision for OREO - up $985,000 due to an additional valuation adjustment of $1,217,000 made in September 2004.

    -- Merchant credit card interchange expense - up $316,000 due to increased volume.

    -- Occupancy and equipment - up $152,000 due to the opening of the St. Charles branch in October 2003, and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    NINE MONTH EARNINGS

    (Unaudited)

    Net income for the first nine months of 2004 was $14.132 million as compared to $13.766 million in 2003. Diluted earnings per share were $1.41 in 2004 compared to $1.40 in 2003, up 1%.
    Earnings for the first nine months of 2004 resulted in an annualized ROE of 15.33% and an annualized ROA of .96% in 2004.
    Net interest income was $40.151 million for the first nine months of 2004 as compared to $38.314 million in 2003, up 5%. The increased net interest income resulted from a 21% increase in average earning assets offset by a 47 basis point decrease in the net interest margin to 2.95%. The growth in average earning assets included an increase in average investment securities of $229.0 million and an increase in average loans of $90.5 million.
    The provision for loan losses decreased to $500,000 for the first nine months of 2004 compared to $1,350,000 for 2003 due to continued improved asset quality and a low level of charge-offs.
    Other income, excluding investment securities gains and losses, fell 2%, primarily as a result of the following:

    -- Treasury management - down $1,025,000, primarily due to the loss of one significant customer in mid 2003.

    --  Gains on mortgages sold, net of fees and costs - down
        $777,000, due to an overall market slowdown and the Company selling a smaller percentage of mortgage originations to the secondary market.

    -- Merchant credit card processing fees - up $822,000, due to increased volume.

    -- Investment management and trust fees - up $394,000, primarily from increases in discretionary assets under management.

    -- Broker/dealer income - up $116,000, due to the formation of the investment sales center in May 2003.

    Other expenses rose 6% in the first nine months of 2004 primarily as a result of the following:

    -- Salaries and employee benefits - up $505,000, primarily due to higher compensation costs and increased costs of employee benefits.

    -- Occupancy and equipment - up $595,000 due to the opening of the Graue Mill branch in May 2003, the St. Charles branch in October 2003, and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    -- Merchant credit card interchange expense - up $734,000, due to increased volume.

    -- Advertising and business development - up $221,000, due to expenses associated with individual sales and marketing efforts.

    -- Professional fees - down $290,000 due to the reimbursement of legal fees related to a fully recovered problem credit and reduced legal activity involving the property in OREO, offset by increased costs due to Sarbanes-Oxley compliance.

    Record Assets at September 30, 2004

    (Unaudited)

    Total assets reached a record high of $2.111 billion at September 30, 2004, up 14% from $1.848 billion at December 31, 2003.
    Shareholders' equity was $131.4 million at September 30, 2004, as compared to $120.9 million at December 31, 2003. Book value per share increased to $13.11, up 8% from $12.12 at December 31, 2003.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.
    The Company repurchased 20,700 shares at an average price of $29.45 during the first nine months of 2004. As of September 30, 2004, there are 127,890 shares remaining in the previously approved Stock Repurchase Program and repurchases will be made in the open market or through negotiated transactions from time to time depending on market conditions. The repurchased stock is held as treasury stock and used for general corporate purposes.

    Asset Quality

    (Unaudited)

    Nonperforming loans (consisting of nonaccrual loans and loans past due greater than 90 days) were $252,000 at September 30, 2004, a decrease from $542,000 at December 31, 2003. Potential problem loans declined to $259,000 from $8.9 million at December 31, 2003.
    Net charge-offs for the first nine months of 2004 totaled $69,000 compared to $496,000 in 2003. In 2004, gross charge-offs of $365,000 and gross recoveries of $296,000 relate primarily to the Company's indirect vehicle portfolio. In 2003, gross charge-offs totaled $1,170,000 of which $815,000 related to the sale into the secondary market of two performing nationally syndicated credits. In 2003, gross recoveries totaled $674,000, of which $492,000 related to a hotel loan charged off in 2002. With the exception of these significant 2003 transactions, substantially all other activity related to the indirect vehicle portfolio.
    As of September 30, 2004, the Company's allowance for losses was $8.8 million, or .86% of loans outstanding, compared to $8.4 million, or .91% of loans outstanding at December 31, 2003.
    At September 30, 2004, nonperforming assets totaled $11.511 million. Nonperforming assets include OREO ($11.187 million), nonaccrual loans ($162,000), loans past due 90 days ($90,000), and repossessed vehicles held for sale ($72,000).
    OREO consists of a luxury condominium project in Chicago. The property was completed within budget during the first quarter of 2004. To date, 12 of the 24 units and 28 of the 53 parking spaces are sold and occupied. The Company has a contract pending on 1 unit plus 2 parking spaces. The OREO is recorded at its estimated net realizable value of $11.187 million. There are approximately $464,000 of costs yet to be paid.

    Branch Network

    (Unaudited)

    The Bank currently operates seventeen banking offices, fifteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.
    The Bank has two additional branches under development in Darien and Wheaton that are expected to open in 2005. Additionally, the Bank had previously announced its plans to acquire a branch site in Yorkville, Illinois, subject to the fulfillment of certain conditions. As a result of unresolved contractual issues, the Bank has terminated its land purchase agreement.
    The Bank continues to evaluate branch expansion opportunities in the Chicago area.

    Shareholder Information

    (Unaudited)

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained on the Russell 2000(R) Index effective July 1, 2004 for a term of one year.
    Twenty firms make a market in the Company's Common stock. The following six firms also provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; FTN Financial Securities Corp.; and Sidoti & Co.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the apparent loan fraud and condominium project at 60 W. Erie, Chicago, including the strength of the Chicago luxury condominium for sale market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                            (Unaudited)                  (Unaudited)
                            September 30, December 31,   September 30,
                                2004          2003           2003
                           -------------- ------------- --------------
                                     (Dollars in thousands)
Assets
  Cash and due from banks        $32,755       $46,308        $67,625
  Fed funds sold and
   interest-bearing
   deposits with banks            76,631        20,008         25,009
  Investment securities
   held-to-maturity,
   at amortized cost              37,264        13,426         10,195
  Investment securities
   available-for-sale,
   at fair value                 829,836       770,045        628,280
  Loans:
   Commercial                    106,553        95,761         88,597
   Syndicated                     30,542        33,088         32,625
   Construction                   77,352        40,493         39,131
   Commercial mortgage           235,730       234,967        225,926
   Residential mortgage          104,219       101,133         91,321
   Home equity                   148,870       139,926        138,045
   Indirect auto                 266,693       226,866        218,202
   Harley Davidson                50,529        35,957         35,589
   Other consumer                  7,880         7,487          8,088
                           -------------- ------------- --------------
  Total loans, net of
   unearned income             1,028,368       915,678        877,524
  Allowance for loan losses       (8,800)       (8,369)        (8,205)
                           -------------- ------------- --------------
  Net loans                    1,019,568       907,309        869,319
  Other real estate owned,
   net of valuation reserve       11,187        16,130         16,955
  Premises and equipment,
   net of accumulated
   depreciation                   34,780        33,461         30,534
  Bank owned life insurance       21,645        21,011         20,791
  Other assets                    47,118        20,117         20,727
                           -------------- ------------- --------------
Total assets                  $2,110,784    $1,847,815     $1,689,435
                           ============== ============= ==============


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                            (Unaudited)                  (Unaudited)
                            September 30,  December 31,  September 30,
                                2004          2003           2003
                           -------------- ------------- --------------
                                      (Dollars in thousands)
Liabilities
   Noninterest-bearing
    demand deposits             $260,715      $250,101       $264,290
   Interest-bearing
    deposits:
     Savings deposits and
      NOW accounts               289,923       275,075        235,571
     Money market accounts       142,612       123,222        123,920
     Time deposits:
           Under $100,000        397,408       357,775        316,471
           $100,000 and
            over                 631,075       452,329        425,715
                           -------------- ------------- --------------
     Total interest-bearing
      deposits                 1,461,018     1,208,401      1,101,677
                           -------------- ------------- --------------
   Total deposits              1,721,733     1,458,502      1,365,967
   Securities sold under
    agreements to
    repurchase and other
    short-term borrowings         35,246        54,487         59,827
   Treasury, tax and loan
    demand notes                  16,937        15,423         13,907
   FHLB of Chicago
    borrowings                   165,500       161,500        101,000
   Junior subordinated
    notes issued to
    capital trusts (1)            23,713             -              -
   Trust Preferred Capital
    Securities                         -        23,000         18,000
   Other liabilities              16,246        14,011         13,178
                           -------------- ------------- --------------
Total liabilities              1,979,375     1,726,923      1,571,879
Shareholders' equity:
   Preferred stock                     -             -              -
   Common stock                   21,850        21,850         21,850
   Surplus                         6,447         5,765          5,170
   Accumulated other
    comprehensive income           1,699         1,463          2,496
   Retained earnings             111,517       102,062         98,749
   Less cost of shares in
    treasury                     (10,104)      (10,248)       (10,709)
                           -------------- ------------- --------------
Total shareholders' equity       131,409       120,892        117,556
                           -------------- ------------- --------------
Total liabilities and
 shareholders' equity         $2,110,784    $1,847,815     $1,689,435
                           ============== ============= ==============


---------------------------

(1) The Company deconsolidated three statutory trust subsidiaries upon adoption of FASB Interpretation No. 46R "Consolidation of Variable Interest Entities." As a result, at September 30, 2004 the Company reported $23.713 million in junior subordinated notes issued to capital trusts in lieu of the $23.0 million of trust preferred capital securities previously disclosed at December 31, 2003 and September 30, 2003. The increase in reported liabilities of $713,000 equals the Company's equity in the unconsolidated subsidiaries which is included in other assets.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                      Three months ended       Nine months ended
(In thousands except    September 30,     %      September 30,    %
 per share data)        2004     2003   Change   2004     2003  Change
                      ------------------------ -----------------------

Interest income:
  Loans                $12,788  $12,172     5  $36,638  $39,012    (6)
  Investment
   securities:
    U.S. Treasury and
     U.S. Government
     agencies            8,068    6,002    34   22,006   16,998    29
    State and
     municipal
     obligations           502      491     2    1,457    1,519    (4)
    Other securities     1,135      848    34    3,403    2,070    64
  Fed funds sold and
   interest-bearing
   deposits with banks     238      122    95      455      399    14
                      --------- --------       -------- --------
Total interest income   22,731   19,635    16   63,959   59,998     7
Interest expense:
  Savings deposits and
   NOW accounts            804      555    45    2,260    1,511    50
  Money market
   accounts                459      315    46    1,227    1,215     1
  Time deposits          5,880    3,975    48   15,099   13,520    12
  Fed funds purchased,
   securities sold
   under agreements
   to repurchase and
   other short-term
   borrowings               86      151   (43)     275      647   (57)
  Treasury, tax and
   loan demand notes         4        9   (56)      35       26    35
  FHLB of Chicago
   borrowings            1,342    1,277     5    3,792    3,849    (1)
  Junior subordinated
   notes issued to
   capital trusts          388        -    (a)   1,120        -    (a)
  Trust Preferred
   Capital Securities        -      300    (a)       -      916    (a)
                      --------- --------       -------- --------
Total interest expense   8,963    6,582    36   23,808   21,684    10
                      --------- --------       -------- --------
  Net interest income   13,768   13,053     5   40,151   38,314     5
Provision for loan
 losses                      -      350     -      500    1,350   (63)
                      --------- --------       -------- --------
  Net interest income
   after provision for
   loan losses          13,768   12,703     8   39,651   36,964     7


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                      Three months ended       Nine months ended
(In thousands except    September 30,     %      September 30,    %
 per share data)        2004     2003   Change   2004     2003  Change
                      ------------------------ -----------------------

Other income:
  Service charges on
   deposit accounts:
    Treasury
     management          1,165    1,311   (11)   3,459    4,484   (23)
    Retail and small
     business              330      319     3      949      935     1
  Investment
   management and
   trust fees              645      532    21    1,945    1,551    25
  Merchant credit card
   processing fees       1,594    1,189    34    4,411    3,589    23
  Gains on mortgages
   sold, net of fees
   and costs                52      311   (83)     177      954   (81)
  Income from bank
   owned life
   insurance               210      216    (3)     634      609     4
  Income from sale of
   covered call
   options                 193      188     3      973      908     7
  Broker/dealer income      51       25   104      152       36   322
  Other operating
   income                  351      370    (5)   1,026      995     3
  Investment
   securities gains
   (losses)                255      (39)   (a)     417      217    (a)
                      --------- --------       -------- --------
Total other income       4,846    4,422    10   14,143   14,278    (1)
Other expenses:
  Salaries and
   employee benefits     6,009    6,046    (1)  18,176   17,671     3
  Occupancy                843      715    18    2,497    2,010    24
  Equipment                530      506     5    1,559    1,451     7
  Data processing          503      484     4    1,397    1,364     2
  Professional fees        265      281    (6)     677      967   (30)
  Postage, stationery
   and supplies            253      274    (8)     758      805    (6)
  Advertising and
   business
   development             562      478    18    1,643    1,422    16
  Merchant credit card
   interchange expense   1,262      946    33    3,521    2,787    26
  Provision for other
   real estate owned     1,217      232   425    1,217    1,203     1
  Other operating
   expense                 527      572    (8)   1,599    1,477     8
                      --------- --------       -------- --------
Total other expense     11,971   10,534    14   33,044   31,157     6
                      --------- --------       -------- --------
Income before income
 taxes                   6,643    6,591     1   20,750   20,085     3
  Income tax expense     2,077    1,955     6    6,618    6,319     5
                      --------- --------       -------- --------
Net income              $4,566   $4,636    (2) $14,132  $13,766     3
                      ========= ========       ======== ========

Diluted earnings per
 share                   $0.46    $0.47    (2)   $1.41    $1.40     1
                      ========= ========       ======== ========

(a) Percentage change information not meaningful.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)


(In thousands     Three months ended          Nine months ended
 except per          September 30,     %        September 30,     %
 share data)        2004      2003   Change    2004      2003   Change
                --------------------------- --------------------------

AVERAGE
 BALANCES:
  Loans, net of
   unearned
   income       $1,027,441  $869,262    18   $978,667  $888,187    10
  Investment
   securities      886,452   628,569    41    811,976   583,014    39
  Earning assets 1,975,845 1,547,266    28  1,839,809 1,518,506    21
  Total assets   2,091,967 1,660,614    26  1,958,881 1,624,858    21
  Demand
   deposits        282,370   273,619     3    271,365   246,176    10
  Total deposits 1,734,660 1,331,117    30  1,593,708 1,289,190    24
  Shareholders'
   equity          123,516   116,710     6    123,177   116,770     5

COMMON STOCK
 DATA:
  Earnings per
   share:
     Basic            0.47      0.48    (2)      1.45      1.43     1
     Diluted          0.46      0.47    (2)      1.41      1.40     1
  Weighted
   average
   shares
   outstanding:
     Basic       9,790,318 9,636,235     2  9,749,714 9,596,319     2
     Diluted    10,016,879 9,893,906     1  9,998,843 9,837,860     2
  Cash dividends
   paid per
   share             $0.16    $0.107    50      $0.46    $0.308    49
  Market price
   at period end    $30.84    $24.78    24
  Book value per
   share            $13.11    $11.88    10
  Price to book       2.35x     2.09x
   ratio                                12
  Price to           16.40x    13.11x
   earnings
   ratio (1)                            25
  Period end
   shares
   outstanding   9,762,847 9,616,234     2

FINANCIAL RATIOS
  Return on
   average
   assets  (2)        0.87%     1.11%  (22)      0.96%     1.13%  (15)
  Return on
   average
   shareholders'
   equity  (2)       14.71%    15.76%   (7)     15.33%    15.76%   (3)
  Overhead ratio (2)  1.43%     1.57%   (9)      1.37%     1.49%   (8)
  Efficiency
   ratio (2)         64.31%    60.28%    7      60.86%    59.24%    3
  Net interest
   margin on
   average
   earning
   assets (2)         2.81%     3.39%  (17)      2.95%     3.42%  (14)
  Net interest
   spread (2,3)       2.48%     3.00%  (17)      2.63%     3.00%  (12)
  Dividend
   payout ratio
   (2,3)             34.39%    29.12%   18      33.10%    24.63%   34

-----

(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.88 per share in 2004 and $1.89 per share in 2003.
(2) Annualized ratio.
(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2004 and 2003. Tax equivalent interest income for the three months ended September 30, 2004 and 2003 includes a tax equivalent adjustment of $168 and $158, respectively. Tax equivalent interest income for the nine months ended September 30, 2004 and 2003 includes a tax equivalent adjustment of $469 and $484, respectively.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                              September 30, December 31, September 30,
                                   2004         2003          2003
(Dollars in thousands)        ----------------------------------------
CAPITAL RATIOS

Company Consolidated
 (minimum for "well
 capitalized"):
  Tier 1 capital ratio (6%)        $152,434     $142,429     $133,060
                                      11.47%       12.52%       12.32%
  Total risk-based capital
   ratio (10%)                     $161,234     $150,798     $141,265
                                      12.13%       13.26%       13.08%
  Capital leverage ratio (5%)      $152,434     $142,429     $133,060
                                       7.22%        8.11%        8.00%
Oak Brook Bank:
  Tier 1 capital ratio (6%)        $139,046     $130,288     $123,390
                                      10.52%       11.52%       11.49%
  Total risk-based capital
   ratio (10%)                     $147,846     $138,657     $131,595
                                      11.19%       12.26%       12.25%
  Capital leverage ratio (5%)      $139,046     $130,288     $123,390
                                       6.61%        7.44%        7.44%
ASSET QUALITY RATIOS
Nonperforming loans                    $252         $542         $589
Nonperforming assets (a)             11,511       16,778       17,709
Nonperforming loans to total
 loans                                 0.02%        0.06%        0.07%
Nonperforming assets to total
 assets                                0.55%        0.91%        1.05%
Net charge-offs to average
 loans (annualized)                    0.01%        0.07%        0.07%
Allowance for loan losses to
 total loans                           0.86%        0.91%        0.94%
Allowance for loan losses to          34.92x       15.44x       13.93x
 nonperforming loans

ROLLFORWARD OF ALLOWANCE FOR
 LOAN LOSSES
Balance at January 1                 $8,369                    $7,351
                              --------------             -------------
Charge-offs during the period:
  Construction, land
   acquisition and development
   loans                                  -                         -
  Commercial loans                        -                      (815)
  Home equity loans                     (15)                        -
  Indirect vehicle loans               (338)                     (342)
  Consumer loans                        (12)                      (13)
                                                         -------------
Total charge-offs                      (365)                   (1,170)
                              --------------             -------------
Recoveries during the period:
  Construction, land
   acquisition and development
   loans                                 15                       492
  Commercial loans                        1                         1
  Home equity loans                      15                         -
  Indirect vehicle loans                208                       169
  Consumer loans                         57                        12
                              --------------             -------------
Total recoveries                        296                       674
                              --------------             -------------
Net charge-offs during the
 period                                 (69)                     (496)
Provision for loan losses               500                     1,350
                              --------------             -------------
Allowance for loan losses at
 September 30                        $8,800                    $8,205
                              ==============             =============

(a) Includes nonperforming loans, OREO and repossessed vehicles.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                    2004                           2003
        -------------------------- -----------------------------------
          Third    Second   First    Fourth   Third    Second   First
         Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
        -------- -------- -------- -------- -------- -------- --------
                         (Dollars in thousands)

Interest
 income $22,731  $20,856  $20,372  $19,937  $19,635  $20,079  $20,284

Interest
 expense  8,963    7,591    7,254    7,020    6,582    7,295    7,807
        -------- -------- -------- -------- -------- -------- --------

Net
 interest
 income $13,768  $13,265  $13,118  $12,917  $13,053  $12,784  $12,477

Provision
 for loan
 losses       -      250      250      250      350      250      750

Other
 income   4,846    4,731    4,566    4,157    4,422    5,133    4,723

Other
 expense 11,971   10,670   10,403   10,346   10,534   10,901    9,722
        -------- -------- -------- -------- -------- -------- --------

Income
 before
 income
 taxes   $6,643   $7,076   $7,031   $6,478   $6,591   $6,766   $6,728

Income
 tax
 expense  2,077    2,275    2,266    1,809    1,955    2,182    2,182
        -------- -------- -------- -------- -------- -------- --------

Net
 income  $4,566   $4,801   $4,765   $4,669   $4,636   $4,584   $4,546
        ======== ======== ======== ======== ======== ======== ========


Basic
 earnings
 per
 share
 (1)      $0.47    $0.49    $0.49    $0.48    $0.48    $0.48    $0.48
        ======== ======== ======== ======== ======== ======== ========

Diluted
 earnings
 per
 share
 (1)      $0.46    $0.48    $0.48    $0.47    $0.47    $0.47    $0.46
        ======== ======== ======== ======== ======== ======== ========

---------
(1) Earnings per share have been restate to reflect the three-for-two stock split distributed in August 2003.


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com